Exhibit 4.4

DATED 31 May 2006

(1) THE SELLERS

(2) DIVERSO MANAGEMENT LIMITED

DEED

relating to the sale and purchase of certain shares

in the issued share capital of Renesola Ltd

THIS DEED is made on 2006

BETWEEN:-

(1)	THE SELLERS whose names and addresses are set out in the Schedule (the “Sellers”); and

(2)	DIVERSO MANAGEMENT LIMITED, a company incorporated in Hong Kong Special Administrative Region with the registered number 1020133 whose registered office is at Suite 2205, 22/F, Kinwick Center, 32 Hollywood Road, Central, Hong Kong (the “Buyer”).

WHEREAS:-

(A)	The Sellers are the legal and beneficial owners of no par value shares in the capital of the Company in the proportions set out in Column 3 of the Schedule, such shares being the entire issued share capital of the Company at the date hereof.

(B)	The Sellers wish to sell and the Buyer wishes to buy the Shares on the terms and conditions set out in this Deed.

IT IS AGREED as follows:-

1.	INTERPRETATION

1.1	In this Deed:-

“Business Day”	means a day (other than a Saturday) on which banks in the City of London are generally open for business
“Company”	means Renesola Ltd, a company incorporated in the British Virgin Islands with the registered number 1016246 and having its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands
“Completion”	means completion of the sale and purchase of the Shares in accordance with this Deed
“Consideration”	means the consideration set out in Column 5 of the Schedule
“Encumbrance”	means any encumbrance or security interest of any kind whatsoever including without limitation a mortgage, charge, pledge, lien, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect or any other rights exercisable by or claims by third parties

“Share”	means a no par value share in the capital of the Company

1.2	In this Deed, reference to a Clause or Schedule is a reference to a clause of or schedule to this Deed;

1.3	The Schedule forms part of this Deed and shall be interpreted and construed as though it was set out in this Deed.

1.4	The headings to the Clauses, Schedule and paragraphs of the Schedule are for convenience only and shall not affect the interpretation or construction of this Deed.

2.	SALE AND PURCHASE OF THE SHARES

2.1	Each Seller agrees to sell and the Buyer agrees to buy the whole of the legal and beneficial interest in such number of Shares as are set out opposite his name in Column 4 of the Schedule, with all rights attached or accruing to them at Completion and the Buyer hereby agrees to acquire such Shares.

2.2	Each Seller severally covenants to the Buyer that he has, and will at Completion have, the right to sell and transfer the whole of the legal and beneficial interest in and title to the number of Shares set out opposite his name in Column 4 of the Schedule.

2.3	Each Seller severally covenants to the Buyer that the number of Shares as set out opposite his name in Column 4 of the Schedule will on Completion be free from all Encumbrances.

2.4	Each Seller agrees to waive any rights of pre-emption he may have in respect of the Shares being transferred to the Buyer pursuant to this Deed.

3.	CONSIDERATION

3.1	The consideration for the purchase of the Shares is the Consideration.

3.2	The Buyer shall pay the Consideration to the Sellers at Completion.

4.	COMPLETION

4.1	Completion shall take place as soon as all the business referred to in Clause 4.2 has been transacted.

4.2	At Completion the Sellers shall deliver to the Buyer duly executed transfers of the Shares to the Buyer or as it directs together with the share certificates for all of the Shares.

4.3	The Buyer is not obliged to complete this Deed unless each of the Sellers has fulfilled all of his or her obligations under this Clause.

5.	POWER OF ATTORNEY

5.1	Each Seller hereby irrevocably appoints the Buyer to be its attorney to act for it and on its behalf to exercise all or any of the voting and other rights attaching to the Shares in respect of which the Sellers are the registered holders as the Buyer shall in his absolute discretion think fit and in particular (without limitation):-

5.1.1	to receive or waive any notice of or consent to the holding on short notice of any general meeting or separate meeting of the holders of any class of shares of the Company;

5.1.2	to execute a form of proxy in respect of the Shares appointing any person to attend general meetings and separate meetings of the holders of any class of shares of the Company and to exercise the votes attaching to the Shares on the Sellers’ behalf; and

5.1.3	to exercise all other rights and privileges held by or accruing to the Sellers as holders of the Shares, to receive dividends and other distributions in respect of the Shares and to give a good receipt for them;

all in such form and on such terms as the Buyer shall in its absolute discretion think fit and whatsoever the Buyer shall lawfully do or purport to do in pursuance of this power of attorney the Sellers hereby undertake to ratify and confirm.

5.2	This power of attorney is irrevocable for a period terminating on the day the transfer to the Buyer of the Shares takes effect and the Shares are registered in the name of the Buyer.

6.	NOTICES

6.1	Any notice or other communication pursuant to, or in connection with, this Deed shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to the Buyer at its registered office from time to time, and to each Seller at the address given for that Seller in Column 2 of the Schedule (or to such other address as may from time to time have been notified in writing to the other party in accordance with this Clause 6), or sent by facsimile to the numbers set out below:-

6.1.1	Mr Li	+ 86 573 477 3063;

6.1.2	Mr Wu	+ 86 573 477 3063;

6.1.3	Buyer	+ 86 21 62484627

6.2	Subject to Clause 6.3, any notice or other communication shall be deemed to have been served:-

6.2.1	if delivered personally, when left at the address referred to in Clause 6.1;

6.2.2	if sent by pre-paid recorded delivery post (other than air mail), two days after posting it; or

6.2.3	if sent by air mail, six days after posting it.

6.3	If a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.

7.	ENTIRE AGREEMENT

7.1	This Deed sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. This Deed supersedes and extinguishes any prior agreements, arrangements or statements. It is agreed that:-

7.1.1	no party has not entered into this Deed in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Deed;

7.1.2	no party shall have any remedy in respect of any misrepresentation or any untrue statement made by any other party which is not contained in this Deed nor for any breach of warranty which is not contained in this Deed; and

7.1.3	this Clause shall not exclude any liability for, or remedy in respect of fraud or fraudulent misrepresentation.

7.2	No variation of this Deed shall be effective unless made in writing and signed by or on behalf of the Buyer and each of the Sellers.

8.	INVALIDITY

If any provision of this Deed is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall remain unaffected.

9.	EFFECT OF COMPLETION

This Deed in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.

10.	ASSIGNMENT

This Deed is personal to the parties and neither it nor any of the benefits arising under it may be assigned without the prior written consent of the other party and neither party shall purport to assign or transfer the same provided always that this Deed and the benefits arising under it may be assigned by the Buyer to any group undertaking in relation to the Buyer (the “Buyer’s group”) provided further that in the event of such undertaking ceasing to be a member of the Buyer’s group this Deed shall be deemed to be transferred to any other member of the Buyer’s group immediately before such cessation.

11.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Except as expressly provided in this Deed, a person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Deed provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act.

12.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same deed.

13.	LAW AND JURISDICTION AND SERVICE OF PROCESS

13.1	This Deed shall be governed by and construed in accordance with the laws of England.

13.2	The parties hereby submit to the exclusive jurisdiction of the High Court of England in relation to any dispute or claim arising out of or in connection with this Deed.

13.3	The parties hereby agree that any legal proceedings may be served on them by delivering a copy of such proceedings to them at their respective addresses set out in this Deed.

EXECUTED by the parties on the date which first appears in this Deed.

SCHEDULE

SELLERS’ NAMES, ADDRESSES, SHAREHOLDINGS AND SALE CONSIDERATION

(1) Name	(2) Address	(3) No. of shares in the Company	(4) No. of shares to be Sold to Buyer	(5) Sale Consideration (USD)
Li Xian Shou (PRC Identity No 330106196808010015)	Chengzhong Road ZhuGang Town YuHuan County Zhejiang Province PRC	6,600	660	0.66

Wu Yan Cai (PRC Identity No 332627671104001)	Suite 201 No. 32 Xianqian Road Cheng Guan Cheng District Zhejiang Province PRC	3,400	340	0.34
TOTAL		10,000	1000	1

EXECUTED (but not delivered until the

date hereof) AS A DEED by DIVERSO

MANAGEMENT LIMITED, a company

incorporated in Hong Kong, by

JONATHAN GLEN and STEPHEN

EDKINS

being persons who, in accordance with the

laws of that territory, are acting under the

authority of that company in the presence

of.-

) ) ) ) ) ) ) ) ) )	/s/ /s/

/s/ Amanda Yao
Signature of witness

/s/ Amanda Yao
Name of witness

Address

Occupation

SIGNED (but not delivered until the date hereof) AS A DEED by LI XIAN SHOU in the presence of:-	) ) )	/s/ Xianshou Li

/s/ Amanda Yao
Signature of witness

/s/ Amanda Yao
Name of witness

Address

Occupation

SIGNED (but not delivered until the date hereof) AS A DEED by WU YAN CAI in the presence of:-	) ) )	/s/ Yuncai Wu

/s/ Amanda Yao
Signature of witness

/s/ Amanda Yao
Name of witness

Address

Occupation